Exhibit 99.1

News Release

Investor Contact: Katie Reinsmidt, Executive Vice President & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

Media Contact:  Stacey Keating, Vice President– Corporate Communications, 423.490.8361, Stacey.Keating@cblproperties.com

CBL PROPERTIES ANNOUNCES CFO TRANSITION PLAN

Ben Jaenicke Joins CBL September 1, 2022; To Be Appointed CFO as of January 1, 2023

CHATTANOOGA, Tenn. (September 1, 2022) – CBL Properties (NYSE: CBL) today announced that Farzana Khaleel will step down as CBL’s executive vice president – chief financial officer as of December 31, 2022.  CBL also announced that Ben Jaenicke will join the company as executive vice president – finance on September 1st and will begin serving as EVP – CFO as of January 1, 2023.  To provide for a smooth transition, Ms. Khaleel will enter into a consulting arrangement with the company to provide advisory services through March 31, 2023, with one three-month extension available, at the company’s option.

“On behalf of myself, the management team, the board and the entire company, I want to express my deepest appreciation and gratitude to Farzana for her invaluable contributions and dedication to CBL,” said Stephen D. Lebovitz, chief executive officer. “During her more than twenty-year career with CBL, Farzana has worked tirelessly.  She has played a leading role in helping to navigate the company through a number of challenges, including most recently, CBL’s reorganization.  Farzana has been unwavering in her efforts to ensure that CBL is best positioned financially for a stable future and to generate ongoing success for our shareholders.  She cares deeply about her team and the entire CBL organization and has always been one of CBL’s biggest advocates.  Farzana is highly respected throughout the shopping center and real estate industry for her many accomplishments as CBL’s CFO. We are fortunate to have benefited from her guidance, insight and knowledge and are appreciative of her role in assisting with this upcoming transition.”

Lebovitz added, “Ben is a fantastic addition to the CBL organization.  He has served as an advisor and partner to CBL for many years in his role in investment banking at Eastdil and Wells Fargo Securities.  His extensive experience working on strategic transactions and financings across the REIT space, including many directly for CBL, as well as his accounting and finance background, will be invaluable as CBL moves forward with its strategic priorities and pursues future opportunities.  We are thrilled to welcome such a talented professional to the executive team.”

Mr. Jaenicke joins CBL from Wells Fargo Securities (and predecessor firm Eastdil Secured) where he spent more than a decade in real estate investment banking.  In this role, he worked closely with executives across the real estate industry on strategic and capital planning including advising clients on M&A transactions, recapitalizations, and capital markets executions.  Prior to joining Wells Fargo/Eastdil, Mr. Jaenicke worked at PricewaterhouseCoopers where he performed audits and other accounting services for public REIT clients.  Mr. Jaenicke holds a BS in Business and a Master of Accounting from Miami University and received his MBA from the University of Virginia Darden School of Business.  He is a CFA charterholder and former Certified Public Accountant.

About CBL Properties

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 95 properties totaling 59.6 million square feet across 24 states, including 57 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

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